Exhibit 5

PALMER & DODGE LLP

111 Huntington Avenue at Prudential Center

Boston, MA 02199-7613

December 30, 2003

American Tower Corporation

American Towers, Inc.

116 Huntington Avenue

Boston, Massachusetts 02116

Ladies and Gentlemen:

We are furnishing this opinion in connection with the registration statement on Form S-3 (the “Registration Statement”) of American Tower Corporation, a Delaware corporation (the “Company”), American Towers, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“ATI”), and the subsidiary guarantors listed as co-registrants (the “Subsidiary Guarantors”), filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We have reviewed the Registration Statement, including the base prospectus related to the universal shelf (the “Base Prospectus”) and the direct stock purchase plan prospectus of the Company (the “DSPP Prospectus”) that are a part of the Registration Statement. The Base Prospectus provides that it will be supplemented in the future by one or more supplements to the Base Prospectus (each a “Prospectus Supplement”). The Base Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company and/or ATI of up to $850,000,000 aggregate offering price of (i) one or more series of debt securities of the Company (the “Company Debt Securities”), (ii) one or more series of debt securities of American Towers, Inc. (“ATI”), to be fully and unconditionally guaranteed by the Company (together with the Company Debt Securities, the “Debt Securities”), (iii) shares of preferred stock, $.01 par value, of the Company (the “Preferred Stock”), (iv) fractional shares of Preferred Stock in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts therefor (“Depositary Receipts”), (v) shares of Class A common stock, $.01 par value, of the Company (the “Class A Common Stock”), (vi) stock purchase contracts of the Company (the “Stock Purchase Contracts”), (vii) equity units of the Company(the “Equity Units”), (viii) warrants to purchase Class A Common Stock, Preferred Stock, Depositary Shares or Company Debt Securities (collectively, the “Warrants”) and (ix) the guarantees by the Subsidiary Guarantors of the Debt Securities and the guarantee by the Company of the Debt Securities of ATI (collectively, the “Guarantees”). The DSPP Prospectus provides for the issuance and sale by the Company of up to $150,000,000 aggregate offering price of shares of Class A Common Stock pursuant to the terms of the direct stock purchase plan of the Company. The Debt Securities, the Preferred Stock, the Depositary Shares, the Class A Common Stock, the Stock Purchase Contracts, the Equity Units, the Warrants and the Guarantees are collectively referred to herein as the “Securities.” The Registration Statement provides that the Company Debt Securities may be convertible into shares of Class A Common Stock or shares of Preferred Stock, and that shares of Preferred Stock may be convertible into shares of Class A Common Stock.

The Debt Securities will be issued pursuant to one or more indentures in the forms filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company or ATI, as obligor, and a trustee chosen by the Company or ATI, as applicable, and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a “Trustee”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and among the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”). The Depositary Shares are to be issued from time to time under one or more stock depositary agreements, including a form of Depositary Receipt set forth therein or related thereto (each, a “Depositary Agreement”), by and between the Company and a financial institution identified therein as depositary (each, a “Depositary”). The Stock Purchase Contracts are to be issued from time to time under one or more stock purchase contract agreements (each, a “Stock Purchase Contract Agreement”). The Equity Units are to be issued from time to time under one or more equity unit agreements (each, a “Equity Unit Agreement”).

MAIN 617.239.0100 FAX 617.227.4420 www.palmerdodge.com

American Tower Corporation

American Towers, Inc.

December 30, 2003

In our capacity as your counsel in connection with such registration, we are familiar with certain proceedings taken and proposed to be taken by the Company, ATI and the Guarantor Subsidiaries in connection with the authorization of the Securities. We have made such examination as we consider necessary to render this opinion.

The opinions rendered herein are limited to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal laws of the United States.

Based upon the foregoing, we are of the opinion that:

1.    When (i) the Company or ATI, as applicable, and the Trustee duly execute and deliver an Indenture and the specific terms of a particular Debt Security have been duly established in accordance with the terms of such Indenture, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company or ATI, as applicable, against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Indenture and all amendments thereto and the particular Debt Securities are duly approved by the Board of Directors of the Company or ATI, as applicable, as required by applicable law, (b) the terms of the Debts Securities do no violate applicable usury laws, (c) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), (d) the Debt Securities as executed and delivered do not violate any law applicable to the Company or ATI or result in a default under or breach of any agreement or instrument binding upon the Company or ATI, as applicable, (e) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company or ATI, as applicable, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or ATI, as applicable, and (f) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company or ATI, as applicable, enforceable against it in accordance with the terms of the Debt Securities.

2.    When (i) the Company, ATI, the Subsidiaries delivering Guarantees of Debt Securities and the Trustee duly execute and deliver an Indenture and the specific terms of the Guarantees and the related Debt Securities have been duly established in accordance with the terms of the applicable Indenture, the Guarantees have been duly executed and delivered and the related Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company or ATI, as applicable, against payment therefor in accordance with the terms and provision of the applicable Indenture and as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and assuming that (a) the Indenture and all amendments thereto and the Guarantees are duly approved by the Board of Directors of the Company, ATI and each of the Subsidiaries delivering Guarantees of Debt Securities as required by applicable law, (b) the terms of the Guarantees do not violate applicable usury laws, (c) the terms of the Guarantees as executed and delivered are as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), (d) the Guarantees as executed and delivered do not violate any law applicable to the Company and each Subsidiary Guarantor delivering a Guarantee or result in a default under or breach of any agreement or instrument binding upon each such entity, (e) the Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company and each Subsidiary Guarantor

American Tower Corporation

American Towers, Inc.

December 30, 2003

delivering a Guarantee, whether imposed by any court or governmental or regulatory body having jurisdiction over each such entity and (f) the Guarantees are then issued as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), the Guarantees will constitute valid and binding obligations of the Company and each Subsidiary Guarantor delivering a Guarantee, enforceable against the Company and each such Subsidiary Guarantor in accordance with the terms of the Guarantees.

3.    The Company has the authority pursuant to its Certificate of Incorporation, as amended (the “Certificate”), to issue up to 20,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

4.    When (i) the conditions set forth in paragraph 3 above with respect to the related Preferred Shares are met, (ii) the Board of Directors of the Company adopt a resolution in form and content as required by applicable law, (iii) the Company and a Depositary duly execute and deliver a Depositary Agreement, and the specific terms of a particular Depositary Share have been duly established in accordance with the terms of such Depositary Agreement, (vi) the related Preferred Stock shall have been duly deposited with the Depositary under the Depositary Agreement and (v) the applicable Depositary Receipts shall have been duly executed by the Depositary as provided in the applicable Depositary Agreement and registered and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Base Prospectus, the applicable Prospectus Supplement(s), the applicable Depositary Agreement, and by such resolution, the Depositary Shares will be validly issued, fully paid and non-assessable and the Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Depositary Agreement.

5.    The Company has the authority pursuant to its Certificate to issue up to 500,000,000 shares of Class A Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the DSPP Prospectus or the Base Prospectus and the related Prospectus Supplement(s), and by such resolution, such shares of Class A Common Stock will be validly issued, fully paid and nonassessable.

6.    When (i) the Stock Purchase Contract Agreement has been duly executed and delivered by the Company and the other parties thereto and the specific terms of a particular Stock Purchase Contract have been duly established in accordance with the terms of such Stock Purchase Contract Agreement, and the Stock Purchase Contracts have been duly authorized and validly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Stock Purchase Contract Agreement and as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Stock Purchase Contract Agreement and all amendments thereto are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Stock Purchase Contracts as executed and delivered are as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), (c) the Stock Purchase Contracts as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Stock Purchase Contracts as executed and

American Tower Corporation

American Towers, Inc.

December 30, 2003

delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (e) the Stock Purchase Contracts are then issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), the Stock Purchase Contracts will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.    When (i) the Equity Unit Agreement has been duly executed and delivered by the Company and the other parties thereto and the specific terms of a particular Equity Unit have been duly established in accordance with the terms of such Equity Unit Agreement, and the Equity Units have been duly authorized and validly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Equity Unit Agreement and as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Equity Unit Agreement and all amendments thereto are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Equity Units as executed and delivered are as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), (c) the Equity Units as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Equity Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (e) the Equity Units are then issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), the Equity Units will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.    When (i) the Company and the Warrant Agent duly execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly established in accordance with the terms of such Warrant Agreement, and such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Warrant Agreement and all amendments thereto and the particular Warrants are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), (c) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (e) the Warrants are then issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), the Warrants will be duly authorized and validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinions are subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general principles of equity.

American Tower Corporation

American Towers, Inc.

December 30, 2003

We assume for purposes of this opinion that the Company is and will remain duly organized, validly existing and in good standing under Delaware law.

To the extent that the obligations of the Company, ATI or the Subsidiaries under an Indenture may be dependent thereon, we assume for purposes of this opinion that the Company, ATI or the Subsidiaries has the organizational power and authority to issue and sell the Securities; that the applicable Indenture has been duly authorized by all necessary organizational action by the Company, ATI or the Subsidiaries has been duly executed and delivered by the Company, ATI or the Subsidiaries and constitutes the valid, binding and enforceable obligation of the Company, ATI or the Subsidiaries enforceable against each such entity in accordance with its terms; that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

To the extent that the obligations of the Company under each Warrant Agreement, Depositary Agreement, Stock Purchase Agreement or Equity Unit Agreement may be dependent thereon, we assume for purposes of this opinion that the Company has the corporate power and authority to issue and sell the Securities; that the applicable Warrant Agreement, Depositary Agreement, Stock Purchase Agreement or Equity Unit Agreement has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the Warrant Agent, Depositary or such other party to the Stock Purchase Agreement or Equity Unity Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent, Depositary or such other party to the Stock Purchase Agreement or Equity Unity Agreement is duly qualified to engage in the activities contemplated by the respective Warrant Agreement, Depositary Agreement, Stock Purchase Agreement or Equity Unit Agreement; that the Warrant Agreement, Depositary Agreement, Stock Purchase Agreement or Equity Unit Agreement has been duly authorized, executed and delivered by the Warrant Agent, Depositary or such other party to the Stock Purchase Agreement or Equity Unity Agreement and constitutes the legally valid, binding and enforceable obligation of such party, enforceable against such party in accordance with such agreement’s terms; that the Warrant Agent, Depositary or such other party to the Stock Purchase Agreement or Equity Unity Agreement is in compliance, generally and with respect to the Warrant Agent and Depositary, acting as a Warrant Agent or Depositary under the Warrant Agreement or Depository Agreement, with all applicable laws and regulations; and that the Warrant Agent, Depositary or such other party to the Stock Purchase Agreement or Equity Unity Agreement has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement, Depositary Agreement, Stock Purchase Agreement or Equity Unit Agreement.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein.

Very truly yours,

/S/ PALMER & DODGE LLP

Palmer & Dodge LLP